AIM GLOBAL HEALTH CARE FUND                                        SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING:   10/31/2009
FILE NUMBER :         811-05426
SERIES NO.:                   3

74U.    1    Number of shares outstanding (000's Omitted)
             Class A            18,352
        2    Number of shares outstanding of a second class of open-end company shares (000's Omitted)
             Class B            2,444
             Class C            1,255
             Class Y              113
             Investor Class    19,812

74V.    1    Net asset value per share (to nearest cent)
             Class A          $ 23.20
        2    Net asset value per share of a second class of open-end company shares (to nearest cent)
             Class B          $ 19.72
             Class C          $ 19.74
             Class Y          $ 23.26
             Investor Class   $ 23.20